24 January 2012

Letter of Intent

This letters serves as a Letter of Intent between ControlledCarbon, LLC (“CC”) and Kellington Group Bhd. (“KE”) with regards to the Echo Drive product for the purpose of conducting a controlled pilot program of the product within the territory of Taiwan during the Calendar year of 2012.

It is intended that a formal binding agreement will be drafted out lining the terms of such arrangement no later than February 15th, 2012.

It is intended that CC will supply and assist in the install of Echo Drive Pilot kits and KE will provide a letter-of-credit in the amount of $1.5 million USD for delivery and performance of these kits. A schedule and additional criteria of the draws will be outlined in this binding agreement. This letter serves as formal engagement for both parties for the purpose of finalizing vehicle pilo tprogram.

In addition, until the date of February15th, 2012, or later if extended by both parties in writing, CC will not engage with any other party regarding distribution rights for Echo Drive in Taiwan or Malaysia.

Offering Party	Accepting Party

ControlledCarbon,LLC	Kellington Engineering

Name:	Name:

/s/____________________________________	/s/_____________________________________

Title:	Title:

____________________________________	____________________________________

Date:	Date:

_____________________	_____________________

Signature:	Signature:

____________________________________	____________________________________